Exhibit 99.1

May 31, 2016

Ronald L. Sargent

c/o Staples, Inc.

500 Staples Drive

Framingham, MA 01742-4474

Dear Ron:

Consistent with discussions that have taken place over the last few years between Staples, Inc. (the “Company”) and you (the “Executive”) regarding your desire to participate in an orderly transition of the Chief Executive Officer position, this letter is to confirm that you and the Company have agreed that you will step down as Chief Executive Officer of the Company effective immediately upon completion of the 2016 Annual Meeting of Stockholders of the Company (the “Transition Date”) and will continue as an employee and, if re-elected as a director at the 2016 Annual Meeting of Stockholders, as a director and Chairman of the Board of the Company until January 28, 2017.

1.                                      Transition Period.  During the period from the 2016 Annual Meeting of Stockholders until January 28, 2017 (the “Transition Period”), you will be an employee of the Company and provide such services as are from time to time reasonably requested by the Board of Directors or Interim Chief Executive Officer to assist in the transition to the successor Interim Chief Executive Officer.  You will continue to receive, during the Transition Period, salary payments at the same rate as currently in effect, and will continue to participate, on the same terms as you are currently participating, in the bonus plan and in the other benefit plans currently provided to you and other senior executives of the Company to the extent you are otherwise eligible under the terms of such benefit plans to participate thereunder.  The Company will take all such action as may be necessary to ensure that you are eligible to so participate in any such bonus and/or benefit plans, notwithstanding your resignation as an officer of the Company pursuant to Section 4.  You will not receive any additional compensation for your service as a director.  When your employment ends, you shall receive payment for all then unused vacation in accordance with the Company’s vacation policy.

2.                                      Benefits.  The Company will provide you with the compensation and benefits described on Schedule I hereto.

3.                                      Other Agreements.

(a)                                 You acknowledge and reaffirm your obligations under the Proprietary Interest Protection Agreement dated April 11, 2014 between you and the Company (the “Restrictive Covenants Agreement”), which shall remain in full force and effect until and after January 28, 2017 in accordance with the terms thereof.

(b)                                 This letter agreement supersedes the Second Amended and Restated Severance Benefits Agreement dated March 7, 2006 between you and the Company, as amended as of December 22, 2008, January 13, 2015 and October 12, 2015 as amended, (the “2006 Agreement”), and the 2006 Agreement shall be of no further force or effect from and after the date hereof; provided, however that the provisions of Section 3(f) thereof (with respect to Section 409A of the Internal Revenue Code of 1986 (“Section 409A” of the “Code”) as modified by the 2008 amendment to the 2006 Agreement) shall survive such termination and remain in effect (with references therein to “payments and/or benefits provided by this Agreement” or comparable statements being deemed to be references to payments and/or benefits provided by this letter agreement).

4.                                      Resignations.  As of the Transition Date, you hereby resign as an officer of the Company and its direct and indirect subsidiaries.  As of January 28, 2017, you hereby resign as a director and Chairman of the Board of Directors of the Company.

5.                                      Mutual Non-Disparagement.  You understand and agree that you shall not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, industry group or financial institution, regarding the Company or any of the other “Company Released Parties” (as defined in Annex A) or about the Company’s business affairs and financial condition.  The Company agrees that it will not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, industry group or financial institution, regarding you, your employment with the Company, or your departure from the Company.

6.                                      General.

(a)                                 The payment of the compensation and benefits on Schedule I is subject to your execution of the release set forth on Annex A (the “Release”) on January 28, 2017 and your nonrevocation of, and compliance with, the Release.  On January 28, 2017, the Company shall also execute the Release.  It is understood that you have been advised to consult with an attorney of your own choosing before signing this letter agreement and you are being given at least 21 days to sign the Release.

(b)                                 This letter agreement and the Release shall be binding upon the parties and may not be supplemented, changed or modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto.  This letter agreement shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

(c)                                  No delay or omission by the Company or you in exercising any right under this letter agreement or the Release shall operate as a waiver of that or any other right.  A waiver or consent given by the Company or you on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

(d)                                 Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

(e)                                  You agree to cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company by any third party against the Company or by the Company against any third party.

(f)                                   You acknowledge that you are not relying upon advice or representation of the Company with respect to the tax treatment of any of the compensation or benefits set forth or described herein.  The benefits provided under Schedule I are intended to be exempt from or compliant with Section 409A.

(g)                                  As of January 28, 2017 (or such earlier date as the applicable plans provide), your right to participate in or receive any benefits from or coverage under any of the Company’s employee benefit plans, programs or practices will terminate, except as required by federal or state law or as set forth in this letter agreement, including without limitation Schedule I.

(h)                                 The Company may withhold from any payments due to you under this letter agreement any amounts required to be withheld under applicable law.

(i)                                     This letter agreement and its schedule and annex contain and constitute the entire understanding and agreement between the parties hereto with respect to payments and benefits to you in connection with your departure from the Company and the subject matter of this letter agreement and supersede all previous oral and written negotiations, agreements and commitments in connection therewith.  Nothing in this letter agreement or the Release supersedes the Restrictive Covenants Agreement or, as modified hereby, the agreements representing the grants by the Company to you of stock options, restricted stock units and performance shares (and the plans under which such grants were made) or your rights under the Company’s 401(K) Plan and Supplemental Executive Retirement Plan.  Notwithstanding the foregoing or anything to the contrary in any such agreements or plans, it is understood that you shall not be entitled after the Transition Date to any compensation or benefits other than those provided for in this letter agreement (or provided for in the Company’s 401(K) Plan or Supplemental Executive Retirement Plan), and you shall not, after the Transition Date, be entitled, under any circumstances, to any accelerated or additional vesting of any restricted stock units or performance shares except as specifically set forth on Schedule I hereto.

(j)                                    This letter agreement and the Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

(k)                                 Anything to the contrary notwithstanding, nothing in this Agreement or otherwise prohibits you from (i) reporting possible violations of state or federal law or regulation to any governmental agency, regulator, or legal authority, (ii) making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, (iii) testifying truthfully in any legal proceeding or (iv) providing any information to any governmental agency or to legal counsel. You are not required to notify the Company that you have made any such reports or disclosures; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege, unless disclosure of the information would otherwise be permitted by an applicable law or rule.

Very truly yours,

Staples, Inc.

	By:	/s/ Robert E. Sulentic
	Name:	Robert E. Sulentic
	Title:	Lead Director

I hereby agree to the terms and conditions set forth above.

Signed under seal:

Ronald L. Sargent
Print Name

/s/ Ronald L. Sargent
Signature

SCHEDULE I

1.	Payments

The Company will pay to the Executive the sum of $166,740 per month for 24 months following the date on which your “separation of service” from the Company occurs for purposes of Section 409A of the Internal Revenue Code. These amounts will be payable in installments in accordance with the Company’s standard payroll procedures, with the first installment (including any catch up payment) being made as provided in Section 3(f)(iv) of the 2006 Agreement.

2.	Equity Awards

•                  As of January 28, 2017, all stock options held by the Executive will have fully vested.

•                  As provided for in Section 3(a) of the applicable Performance Share Award Agreement, with respect to the 2014-15-16 Performance Shares (the “2014 PSA”), 2015-16-17 Performance Shares (the “2015 PSA”) and 2016-17-18 Performance Shares, (the “2016 PSA”) the Executive will receive, at the applicable times that final payouts are determined and made for all participants holding Performance Shares granted in 2014, 2015 and 2016, as applicable, a number of shares of the Company’s Common Stock (determined in accordance with Section 2(b) of the applicable Performance Share Award Agreement) based on the product of (i) in the case of the 2014 PSA and 2015 PSA, the sum of the applicable Payout Amount for completed fiscal years as of January 28, 2017, and in the case of the 2016 PSA, the Performance Objective Payment Amount and (ii) the applicable TSR multiplier (as determined in accordance with the applicable Performance Share Award Agreement), subject in the case of the 2015 PSA and 2016 PSA to proration based on the number of days employed as of January 28, 2017 in accordance with the terms of the applicable Performance Share Award Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the applicable Performance Share Award Agreement.

•                  The RSUs granted to the Executive in 2016 will terminate and be forfeited in full as of January 28, 2017, in accordance with the terms of the applicable award agreement.

•                  The Executive will not be eligible to receive any further equity awards from the Company.

3.	Health and Dental Benefits

Subject to the Executive’s timely COBRA election, the Company will provide the Executive, for 18 months following the first date on which the Executive is no longer eligible to participate in the Company’s dental and group health insurance plan, dental and group health insurance benefits substantially similar to those available to similarly situated active officers; provided that the Company will not provide any such benefit for any portion of this period for which the Executive receives an equivalent benefit from another party. (For the avoidance of doubt, continuation of all benefits covered by COBRA is provided pursuant to COBRA and not in addition to COBRA). During this 18 month period the Company will cover (or reimburse the Executive for paying) the portion of any premium in excess of the difference between the applicable COBRA premiums and the Executive’s required payments based on similarly situated active officers. Beginning with the first month after such 18-month period and running until the Executive reaches age 65 (or, if earlier, the date that health and dental coverage is provided to the Executive by a third party other than under an insurance contract he obtains), the Company will make a monthly payment to the Executive equal to the premium payable by him for family health and/or dental insurance coverage that the Executive obtains to provide benefits substantially comparable to those provided to him as of the Transition Date, less a percentage of such premiums equal to the same percentage of the premiums that similarly situated active officers are then required to pay. The above coverage and payments shall be subject to such limitations as are required by law or are required to avoid taxes or penalties beyond the taxation of the premiums for such insurance coverage.

4.	Other Insurance Benefits

•                  Until the Executive reaches age 65, the Company will honor its obligation to pay all premiums due with respect to the Executive’s existing executive life insurance policy.

•                  The Executive’s group long-term disability insurance and any supplemental long-term disability insurance will end on January 28, 2017 (or such earlier date as of which coverage ends under such policies), except to the extent the Executive continues such insurance by paying the insurance company directly.

•                  The Company will continue to pay the premiums for (or will pay for a paid-up policy for) long-term care insurance coverage commencing at age 65, to the extent required by the terms of the current policy in effect for the Executive.

5.	Tax Preparation	The Company will, at its sole cost and expense, continue to provide tax preparation services to the Executive on the same basis as in prior years in connection with his tax returns for 2015 and 2016.

6.	Secretarial Assistance	On January 28, 2017, the Company will pay to you the sum of $50,000 for secretarial assistance.

7.	Aggregate Cap on Cash Severance

The payments described in (1), (3), (4), (5) and (6) above (to the extent paid in cash to the Executive) will be reduced if necessary so that the sum of all such payments does not exceed 2.99 times the sum of the Executive’s base salary plus target annual cash incentive award for fiscal 2016, with any such reduction effected by reducing the payments in (1) above beginning with the latest paid installment and then each next earlier installment.

8.	409A	All payments and reimbursements provided for above may be delayed to the extent required by Section 409A of the Internal Revenue Code.

ANNEX A

Release

1.             EXECUTIVE

(a)           Release.  In exchange for the benefits and other compensation described in Schedule I to the letter agreement to which this Annex A is attached (the “Letter Agreement”), on behalf of himself and his heirs, executors, administrators, successors and assigns, Ronald L. Sargent (the “Executive”) hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Staples, Inc. (the “Company”) and its affiliates, subsidiaries, parent companies, predecessors and successors, and all of their respective past and present officers, directors, direct and indirect investors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Company Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature that the Executive ever had or now have against any or all of the Company Released Parties through the effective date of this release, including any and all claims arising out of or relating to his employment with and/or separation from the Company, including all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., all as amended; the Massachusetts Fair Employment Practices Act., Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract, and all claims to any ungranted or to-be-forfeited equity compensation from the Company, contractual or otherwise; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in the Release or the Letter Agreement releases any claim to the compensation or benefits referenced in the Letter Agreement, including without limitation Schedule I or provided in the Company’s Supplemental Executive Retirement Plan or 401(K) Plan or prevents the Executive from filing a charge with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that

Executive may not recover any monetary benefits in connection with any such claim, charge or proceeding).

The Company agrees that the Executive is not releasing any claims or rights he may have for (1) for any claim arising after the effective date of this Release; (2) any rights to enforce the terms of the Letter Agreement, including without limitation Schedule I; (3) any rights the Executive may have under any ERISA-covered benefit plans; and/or (4) indemnification under state or other law or the charter, articles, or by-laws of the Company and its affiliated companies, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when he was a director or officer of the Company or any affiliated company.

(b)           Covenant Not To Sue.  A “covenant not to sue” is a legal term that means the Executive promises not to file a lawsuit in court. It is different from the release of claims contained above. In addition to waiving and releasing the claims covered above, the Executive further agrees never to sue the Company Released Parties in any forum for any claims he may have through the date of his signature below, for any reason, including claims, laws or theories covered by the release language above. Notwithstanding this Covenant Not To Sue, the Executive may bring a claim against the Company to enforce the Letter Agreement and the releases it requires or to challenge the validity of the releases under the ADEA.  If the Executive sues the Company in violation of this Agreement, the Company shall be excused from making any further payments otherwise owed to him under Schedule I of the Letter Agreement. (As indicated above, it would not violate any part of these agreements to sue the Company to enforce the Letter Agreement, or to challenge the validity of this release under the ADEA.)

(c)           Acknowledgments and Revocation.  The Executive acknowledges that he has been given at least 21 days to consider this Release and that the Company advised him to consult with an attorney of his own choosing prior to signing this Release.  The Executive understands that he may revoke this Release for a period of seven days after he signs and returns it by sending a notice of revocation to Michael T. Williams at 500 Staples Drive, Framingham, MA  01702.  This Release shall not be effective or enforceable against either the Executive or the Company until the date of expiration of this seven day revocation period and, if it is revoked by the Executive, it shall be deemed also to have been revoked by the Company.  The Executive understands and agrees that by entering into this Release he is waiving any and all rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and he has received consideration beyond that to which he was entitled without providing this Release.

2.             COMPANY

(a)           Release.  For valuable consideration, receipt of which is acknowledged, Staples, Inc. (the “Company”) hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Ronald L. Sargent, and his heirs, executors, administrators, successors and assigns (collectively, the “Executive Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature that the Company ever had or now has against any or all of the Executive Released Parties.  Notwithstanding the foregoing, nothing in the Company’s release of the Executive includes any claim that (i) arises from any gross negligence, intentional misconduct, misappropriation, theft, or fraud by Executive as an employee, officer, or director of the Company, (ii) is in defense of, or in response to, any claim by Executive for indemnification, (iii) arises after the date of the Company’s execution of this Release, (iv) involves Executive’s noncompliance with the Letter Agreement, this Release or the Restrictive Covenants Agreement, (v) relates to any clawback under any of Executive’s compensation agreements or under the Company’s existing compensation plans and arrangements or arising under applicable federal or state law, or (vi) cannot be released by law (the “Excluded Claims”).

(b)           Covenant Not To Sue.  In addition to waiving and releasing the claims covered above, the Company further agrees never to sue the Executive Released Parties in any forum for any claims the Company may have through the date of the Company’s signature below, for any reason, including claims, laws or theories covered by the release language above, except for the Excluded Claims.

Signed under seal:

Executive:

[Print Name]	Date

Signature

Date:

Company:

Staples, Inc.

By:

Date:

[To be signed and returned to the Company on January 28, 2017.]